Exhibit 99.1

Mullen Automotive Announces Robert Bollinger

Provides Bollinger Motors $10M Financing

Founder’s financing to support Bollinger’s production ramp-up and sale of the Bollinger B4, Class 4 EV truck

BREA, Calif., Oct. 28, 2024 -- via IBN -- Mullen Automotive Inc. (Nasdaq: MULN), an electric vehicle (EV) manufacturer, today announces that Robert Bollinger, founder of Bollinger Motors, has provided Bollinger with $10 million in non-dilutive debt financing to support Bollinger’s production ramp-up and sale of the B4, Class 4 EV truck.

“Thanks to the incredible achievements of this hardworking team our trucks are now shipping to customers and dealers nationwide,” said Bollinger. “We are now truly an OEM.”

“Robert’s continued support and participation in the growth of Bollinger Motors demonstrates his ongoing commitment and is key to building the brand that carries his name,” said David Michery, CEO and chairman of Mullen Automotive.

Bollinger Motors started full-scale production of its industry-leading, all-electric Class 4 truck, the Bollinger B4, in September. The trucks are assembled at Roush Industries in Livonia, Michigan, with greater than 70% US-made content.

Further information about the financing will be included in a Current Report on Form 8-K to be filed with the Securities and Exchange Commission at SEC.gov.

About Mullen

Mullen Automotive (NASDAQ: MULN) is a Southern California-based automotive company building the next generation of commercial electric vehicles (“EVs”) with two United States-based vehicle plants located in Tunica, Mississippi, (120,000 square feet) and Mishawaka, Indiana (650,000 square feet). In August 2023, Mullen began commercial vehicle production in Tunica. In September 2023, Mullen received IRS approval for federal EV tax credits on its commercial vehicles with a Qualified Manufacturer designation that offers eligible customers up to $7,500 per vehicle. As of January 2024, both the Mullen ONE, a Class 1 EV cargo van, and Mullen THREE, a Class 3 EV cab chassis truck, are California Air Resource Board (“CARB”) and EPA certified and available for sale in the U.S. Recently, CARB issued HVIP approval on the Mullen THREE, Class 3 EV truck, providing up to $45,000 cash voucher at time of vehicle purchase. The Company has also recently expanded its commercial dealer network to seven dealers with the addition of Papé Kenworth. Other previously announced dealers include Pritchard EV, National Auto Fleet Group, Ziegler Truck Group, Range Truck Group, Eco Auto, and Randy Marion Auto Group, providing sales and service coverage in key Midwest, West Coast, Pacific Northwest, New England and Mid-Atlantic markets. The Company has also announced Foreign Trade Zone (“FTZ”) status approval for its Tunica, Mississippi, commercial vehicle manufacturing center. FTZ approval provides a number of benefits, including deferment of duties owed and elimination of duties on exported vehicles.

To learn more about the Company, visit www.MullenUSA.com.

About Bollinger Motors

Founded in 2015 by Robert Bollinger, Bollinger Motors, Inc. is a U.S.-based company headquartered in Oak Park, Michigan. Bollinger Motors produces Class 4 all-electric commercial chassis cab trucks. In September of 2022, Bollinger Motors became a majority-owned company of Mullen Automotive, Inc. (NASDAQ: MULN).

Learn more at www.BollingerMotors.com.

Forward-Looking Statements

Certain statements in this press release that are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Exchange Act of 1934, as amended. Any statements contained in this press release that are not statements of historical fact may be deemed forward-looking statements. Words such as “continue,” “will,” “may,” “could,” “should,” “expect,” “expected,” “plans,” “intend,” “anticipate,” “believe,” “estimate,” “predict,” “potential” and similar expressions are intended to identify such forward-looking statements. All forward-looking statements involve significant risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the forward-looking statements, many of which are generally outside the control of Mullen and are difficult to predict. Examples of such risks and uncertainties include but are not limited to (i) Mullen’s ability (or inability) to obtain additional financing in sufficient amounts or on acceptable terms when needed; (ii) Mullen’s ability to maintain existing, and secure additional, contracts with manufacturers, parts and other service providers relating to its business; (iii) Mullen’s ability to successfully expand in existing markets and enter new markets; (iv) Mullen’s ability to successfully manage and integrate any acquisitions of businesses, solutions or technologies; (v) unanticipated operating costs, transaction costs and actual or contingent liabilities; (vi) the ability to attract and retain qualified employees and key personnel; (vii) adverse effects of increased competition on Mullen’s business; (viii) changes in government licensing and regulation that may adversely affect Mullen’s business; (ix) the risk that changes in consumer behavior could adversely affect Mullen’s business; (x) Mullen’s ability to protect its intellectual property; and (xi) local, industry and general business and economic conditions. Additional factors that could cause actual results to differ materially from those expressed or implied in the forward-looking statements can be found in the most recent annual report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K filed by Mullen with the Securities and Exchange Commission. Mullen anticipates that subsequent events and developments may cause its plans, intentions and expectations to change. Mullen assumes no obligation, and it specifically disclaims any intention or obligation, to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as expressly required by law. Forward-looking statements speak only as of the date they are made and should not be relied upon as representing Mullen’s plans and expectations as of any subsequent date.

Contact:

Mullen Automotive Inc.

+1 (714) 613-1900

www.MullenUSA.com

Corporate Communications:

InvestorBrandNetwork (IBN)
Los Angeles, California
www.InvestorBrandNetwork.com
310.299.1717 Office
Editor@InvestorBrandNetwork.com

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